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                                                                     EXHIBIT 23b

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements listed below of BellSouth Corporation:

      -     Form S-3 (File No. 333-120170),

      -     Form S-3 (File No. 333-117772),

      -     Form S-8 (File No. 333-115035),

      -     Form S-8 (File No. 333-115036),

      -     Form S-8 (File No. 333-105710),

      -     Form S-8 (File No. 333-115034),

      -     Form S-8 (File No. 333-75660);

of our report dated March 4, 2005, with respect to the consolidated financial statements of Cingular Wireless LLC, included in this Annual Report (Form 10-K) of BellSouth Corporation for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Atlanta, Georgia
March 4, 2005